Exhibit 10.1

OPEXA THERAPEUTICS, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT

You have been granted the following Option to purchase Common Stock of Opexa Therapeutics, Inc. (the “Company”) under the Company’s Amended and Restated 2010 Stock Incentive Plan (the “Plan”):

Name of Optionee:	[[FIRSTNAME]] [[LASTNAME]]

Total Number of Option Shares Granted:	[[SHARESGRANTED]]

Type of Option:	☒ Incentive Stock Option

☐ Nonstatutory Stock Option

Exercise Price Per Share:	$[___]

Grant Date:	[_______ __, 201__]

Vesting Commencement Date:	[_______ __, 201__]

Vesting Schedule:
The Shares subject to this Option become exercisable over a four-year period, with 25% vesting on the one-year anniversary of the Vesting Commencement Date and the remaining 75% vesting in equal increments quarterly thereafter (in arrears) over the remaining three years, subject to continuous Service from the Vesting Commencement Date.

Vesting Acceleration:	The Shares will become fully vested if your Service is terminated by the Company without “Cause” following a “Change in Control,” as described in the Stock Option Agreement.

Expiration Date:	[_______ __, 201__]. This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the term and conditions of the Plan and the Stock Option Agreement (the “Agreement”), both of which are attached to and made a part of this document.

Opexa Therapeutics, Inc.
Notice of Stock Option Grant

By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a website, it will notify you by e-mail.

OPTIONEE:	OPEXA THERAPEUTICS, INC.

By:
Optionee’s Signature

[[FIRSTNAME]] [[LASTNAME]]	Title:	President & CEO
Optionee’s Printed Name

Opexa Therapeutics, Inc.
Notice of Stock Option Grant

OPEXA THERAPEUTICS, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

Tax Treatment
This Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code or a nonstatutory option, as provided in the Notice of Stock Option Grant. Even if this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory option to the extent required by the $100,000 annual limitation under Section 422(d) of the Internal Revenue Code.

Vesting
This Option becomes exercisable in installments, as shown in the Notice of Stock Option Grant.  The Shares will become fully vested if your Service is terminated by the Company without “Cause” following a Change in Control (as defined in the Plan), so long as you execute and deliver a general release (in a customary form provided by the Company) of all claims against the Company or persons affiliated with the Company within forty-five (45) days following the date of termination, or such shorter period as the Company may require (with any potential revocation periods having expired).  “Cause” means (A) you commit a felony or another crime involving moral turpitude; (B) you fail to maintain an immigration status which allows you to work in the United States; (C) you materially violate any of the Company’s rules and regulations (including, without limitation, the rules of conduct) or any other policies and practices established by the Board of Directors; (D) you materially violate any agreement with the Company (including, without limitation, any Proprietary Information and Inventions Agreement); (E) you fail to exercise reasonable efforts to perform duties consistent with your position with the Company (including, without limitation, as reasonably instructed by the CEO) and such failure has not been cured within ten (10) days of notice to such effect from the Company; or (F) you commit any breach of fiduciary duty or misconduct that is likely to cause a material adverse effect upon the financial condition or business operations of the Company.
This Option will in no event become exercisable for additional Shares after your Service has terminated for any reason.

Term
This Option expires in any event at the close of business at Company headquarters on the 10th anniversary of the Grant Date, as shown on the Notice of Stock Option Grant (fifth anniversary for a more than 10% stockholder as provided under the Plan if this is an incentive stock option). This Option may expire earlier if your Service terminates, as described below.

Regular Termination
If your Service terminates for any reason except death or “Total and Permanent Disability” (as defined in the Plan), then this Option will expire at the close of business at Company headquarters on the date three (3) months after the date your Service terminates (or, if earlier, the Expiration Date). The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Opexa Therapeutics, Inc.
Notice of Stock Option Grant

Death
If your Service terminates because of death, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date). During that period of up to 12 months, your estate or heirs may exercise the Option.

Disability
If your Service terminates because of your Total and Permanent Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date).

Leaves of Absence
For purposes of this Option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise
The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Company stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Company stock as to which such approval shall not have been obtained.

Notice of Exercise
When you wish to exercise this Option you must provide a notice of exercise form in accordance with such procedures as are established by the Company and communicated to you from time to time. Any notice of exercise must specify how many Shares you wish to purchase and how your Shares should be registered. The notice of exercise will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Opexa Therapeutics, Inc.
Notice of Stock Option Grant

Form of Payment	When you submit your notice of exercise, you must include payment of the Option exercise price for the Shares you are purchasing. Payment may be made in the following form(s):

	•	Your personal check, a cashier’s check or a money order.

•
Certificates for Shares that you own, along with any forms needed to effect a transfer of those Shares to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering Shares, you may attest to the ownership of those Shares on a form provided by the Company and have the same number of Shares subtracted from the Shares issued to you upon exercise of the Option. However, you may not surrender or attest to the ownership of Shares in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

•
By delivery on a form approved by the Company of an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares that are issued to you when you exercise this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by providing a notice of exercise form approved by the Company.

•
By delivery on a form approved by the Company of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares that are issued to you when you exercise this Option as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The directions must be given by providing a notice of exercise form approved by the Company.

	•	Any other form permitted by the Committee in its sole discretion.

Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

Withholding Taxes and Stock Withholding
You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of this Award or the Option exercise.  These arrangements, at the sole discretion of the Company, may include (a) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), (b) having the Company withhold Shares that otherwise would be issued to you when you exercise this Option having a Fair Market Value equal to the amount necessary to satisfy the minimum statutory withholding amount, or (c) any other arrangement approved by the Company.  The Fair Market Value of any Shares withheld, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes.  You also authorize the Company, or your actual employer, to satisfy all withholding obligations of the Company or your actual employer with respect to this Award from your wages or other cash compensation payable to you by the Company or your actual employer.

Opexa Therapeutics, Inc.
Notice of Stock Option Grant

Restrictions on Resale
You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option
In general, only you can exercise this Option prior to your death. You may not sell, transfer, assign, pledge or otherwise dispose of this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not use this Option as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.

The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

Opexa Therapeutics, Inc.
Notice of Stock Option Grant

Retention Rights
Neither your Option nor this Agreement gives you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights
Your Options carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until you have exercised this Option by giving the required notice to the Company and paying the exercise price. No adjustments will be made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

Adjustments
In the event of a stock split, a stock dividend or a similar change in Company Shares, the number of Shares covered by this Option and the exercise price per Share shall be adjusted pursuant to the Plan.

Successors and Assigns
Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice
Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in the Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE AND IN THE PLAN.

Opexa Therapeutics, Inc.
Notice of Stock Option Grant

OPEXA THERAPEUTICS, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
NOTICE OF CASH EXERCISE OF STOCK OPTION

OPTIONEE INFORMATION:

Name:	Social Security Number:

Address:	Employee Number:

OPTION INFORMATION:

Date of Grant: _______________, 201___	Type of Stock Option:
Exercise Price per Share: $______________	⁭___	Nonstatutory (NSO)
Total number of Shares of Opexa Therapeutics, Inc. (the “Company”) covered by option: __________	⁭___	Incentive (ISO)

Number of Shares of the Company for which option is being exercised now:                   (“Purchased Shares”).
Total exercise price for the Purchased Shares: $
Form of payment enclosed:

Check for $                  , payable to “Opexa Therapeutics, Inc.”

Name(s) in which the Purchased Shares should be registered:
_______________________________________________________

The certificate for the Purchased Shares should be sent to the following address:	____________________________________________ ____________________________________________ ____________________________________________ ____________________________________________

ACKNOWLEDGMENTS:

1.	I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades.
2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Company’s Amended and Restated 2010 Stock Incentive Plan and the tax consequences of an exercise.
3.
In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4.
In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

SIGNATURE AND DATE:

__, 201__

Opexa Therapeutics, Inc.
Notice of Stock Option Grant